                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                        (AMENDMENT NO. . . . . . . . . )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                INTERLIANT, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 -----------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
                                                        ------------------------
     3)   Filing Party:________________________________________________
     4)   Date Filed:
                     -----------------------------------------------------------

                         [INTERLIANT, INC. LOGO OMITTED]



                                INTERLIANT, INC.

                                    NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                               AND PROXY STATEMENT

                                INTERLIANT, INC.



                                                               June __, 2001


Dear Interliant Stockholder:

     I invite you to attend our 2001 Annual Meeting of Stockholders on Tuesday, July 17, 2001. The meeting will be held at 10:00 a.m. E.D.T. in the Conference Room at the Centre at Purchase, 4 Manhattanville Road, Purchase, New York.

     On the following pages you will find the Notice of Meeting, which lists the formal matters to be conducted at the meeting, and the Proxy Statement. After the formal business session, we will discuss the financial results for 2000 and report on current operations.

     Your vote is very important regardless of the number of shares you own.

     The Board of Directors recommends that you vote "FOR" proposals I, II, III and IV described herein.


                              Sincerely,

                              /s/ Bruce Graham
                              ----------------
                              Bruce Graham
                              President and Chief Executive Officer


     -----------------------------------------------------------------------
              Two Manhattanville Road      Purchase, New York 10577

                    Telephone: 914-640-9000 Fax: 914-694-1190

                                INTERLIANT, INC.



-------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  July 17, 2001
-------------------------------------------------------------------------------


     The Annual Meeting of Stockholders of Interliant, Inc. will be held in the Conference Room at the Centre at Purchase, 4 Manhattanville Road, Purchase, New York on July 17, 2001, at 10:00 a.m. E.D.T. for the following purposes:

     1.   To elect 12 directors;


     2. To approve an amendment to Interliant's 1998 Stock Option Plan increasing the number of shares of Common Stock available for grant under such Plan;


     3. To approve the issuance of shares of Common Stock upon conversion of subordinated convertible notes and upon exercise of warrants which may be issued to affiliates of Charterhouse Group International, Inc. and SOFTBANK Technology Ventures VI, L.P. and its related funds.


     4. To approve and ratify the appointment of Ernst & Young LLP as Interliant's independent auditors for the fiscal year ending December 31, 2001; and


     5. To transact such other business, if any, as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 1, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting.


                         By Order of the Board of Directors,



                         /s/ Bruce S. Klein
                         ------------------
                         Bruce S. Klein, Secretary

-------------------------------------------------------------------------------
                                 PROXY STATEMENT
-------------------------------------------------------------------------------

                               GENERAL INFORMATION

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of Interliant, Inc. ("Interliant," "the Company," "our," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2001 Annual Meeting of Stockholders (the "Annual Meeting") or at any adjournment or postponement thereof.

     You are invited to attend our Annual Meeting on July 17, 2001, beginning at 10:00 a.m. E.D.T. in the Conference Room at the Centre at Purchase, 4 Manhattanville Road, Purchase, New York.

     This Proxy Statement and form of proxy are being mailed to our stockholders on or about June ____, 2001.

     Stockholders Entitled to Vote. Holders of shares of Interliant's common stock, par value $.01 per share (the "Common Stock"), at the close of business on June 1, 2001, the record date for the Annual Meeting, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were _____________ shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

     Proxies. Your vote is important. Stockholders of record may vote their proxies by marking the appropriate boxes on the enclosed proxy card and by signing, dating and returning the card in the enclosed envelope.

     You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by (1) giving written notice of revocation to the Inspectors of Election, ChaseMellon Shareholder Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660, (2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.


     Vote at the Annual Meeting. Your mail-in vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card but do not give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board of Directors.

     The Proxy Committee consists of Bruce Graham, President, Chief Executive Officer and Director, and Bruce S. Klein, Senior Vice President, General Counsel and Secretary. Proxy cards, unless otherwise indicated by the stockholder, also confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which properly may be presented for action at the Annual Meeting even if not covered herein. If any of the nominees for director named in Proposal I --- Election of Directors should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. The Board of Directors is not aware of any matter for action by the stockholders at the Annual Meeting other than the matters described in the Notice.

     Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding entitled to vote at the Annual Meeting is required to constitute a quorum.

     Required Vote. A plurality of the votes of holders of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for the election of directors. The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for (i) the approval of an amendment to the Company's 1998 Stock Option Plan increasing the number of shares of the Company's Common Stock available for grant under such Plan; (ii) the approval of the issuance of shares of Common Stock upon conversion of subordinated notes and upon exercise of warrants which may be issued to affiliates of Charterhouse Group International, Inc. and SOFTBANK Technology Ventures VI, L.P. and its related funds; and (iii) the ratification of the Board's selection of Ernst & Young LLP as Interliant's independent accountants for the fiscal year ending December 31, 2001. Abstentions have the same effect as a vote against any proposal. Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any proposal.


                BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN

                           STOCKHOLDERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 25, 2001 by (1) each person or entity known to us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) our five most highly compensated officers during the year ended December 31, 2000 and (4) all directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                               Shares Beneficially Owned (1)
                                               -----------------------------
                                                     Number    Percent
                                                     ------    -------

Web Hosting Organization LLC(2)                    25,200,000    49.60%
  c/o Charterhouse Group International, Inc.
  535 Madison Avenue
  New York, NY  10022

Charterhouse Group International, Inc.(2)          25,200,000    49.60
  535 Madison Avenue
  New York, NY  10022

SOFTBANK Technology Ventures IV, L.P.(3)            3,397,283     6.69
  333 West San Carlos, Suite 1225
  San Jose, CA

Mathew Wolf (4)                                     2,782,963     5.48
  1001 Fannin Street, Suite 20000
  Houston, TX 77002

Leonard J. Fassler (5)(6)                          25,399,000    49.97
Bradley A. Feld (5)(7)(8)                          29,810,204    58.35
Herbert R. Hribar (9)                                 625,000     1.22
Francis J. Alfano (10)                                 39,750       *

Bruce Graham (8)                                    1,063,333     2.08
Bruce S. Klein (11)                                    39,750       *
Jennifer J. Lawton (12)                               336,143       *
William A. Wilson (13)                                 47,250       *
Howard Diamond                                              -       *
Thomas C. Dircks (14)                                       -       *
Charlie Feld (8)                                    1,013,333     1.98
Jay M. Gates (14)                                           -       *
Merril M. Halpern (14)                                      -       *
Charles R. Lax (15)                                 3,398,283     6.69
Stephen W. Maggs (5)(16)                           25,215,200    49.61
Patricia A.M. Riley (14)                                    -       *
David M. Walke                                              -       *
All directors and executive officers as a group
(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)
(21 persons)                                       31,693,643    60.94

-----------
* Less than one percent.


     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares subject to options currently exercisable within 60 days of May 25, 2001 are deemed outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

     (2) The principal members of Web Hosting Organization LLC ("WEB") are Charterhouse Equity Partners III, L.P., an affiliate of Charterhouse Group International, Inc. ("Charterhouse"), and WHO Management LLC (the "WEB Members"). Their respective ownership interests in WEB are as follows:
Charterhouse Equity Partners III, L.P.: 95.2% and WHO Management LLC: 4.8%. Leonard J. Fassler and Bradley A. Feld are the member managers of, and Stephen
W. Maggs is a member of, WHO Management LLC. The general partner of Charterhouse Equity Partners III, L.P. is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly owned subsidiary of Charterhouse. As a result of the foregoing, all of the shares of Interliant held by WEB would, for purposes of Section 13dof the Securities Exchange Act of 1934 be considered to be beneficially owned by Charterhouse.

     (3) Includes 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P., an affiliated entity.

     (4) Includes 398,845 shares owned by the Ann Weltchek Wolf 1995 Marital Trust, 797,690 and shares owned by the Mathew D. Wolf Children's Trust. Mr. Wolf disclaims beneficial ownership of all the shares owned by both of the trusts named above.

     (5) Includes 25,200,000 shares held by WEB. Messrs. Fassler, B. Feld and Maggs are members of WHO Management LLC, which is a member of WEB. Each of Messrs. Fassler, B. Feld and Maggs disclaim beneficial ownership of such shares other than the shares attributable to each of them as a result of their membership in WHO Management LLC.

     (6) Includes 2,000 shares owned by Mr. Fassler's spouse. Mr. Fassler disclaims beneficial ownership of these shares. Also includes 15,000 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

     (7) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV, L.P. and 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P. Mr. B. Feld, a Co-Chairman and Director of Interliant, is a general partner of each of

SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P. Mr. Feld disclaims beneficial ownership of such shares. Also includes 15,000 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

     (8) Includes warrants issued to The Feld Group, Inc. to purchase 180,000 shares of our Common Stock, 750,000 shares of our Common Stock issued to The Feld Group, Inc. and 83,334 shares of our Common Stock which represent the vested portion of an option to purchase 2,000,000 shares of our Common Stock granted to The Feld Group, Inc. Mr. Bradley Feld, a Co-Chairman and a director of Interliant, is a director of The Feld Group, Inc. Mr. Charlie Feld, a director of Interliant, is the President, Chief Executive Officer and a director of The Feld Group, Inc. as well as a member of Feld Partners Management, LLC ("Feld Partners"), the principal shareholder of The Feld Group, Inc. Mr. Graham, the Chief Executive Officer, President and a director of Interliant, is also a member of Feld Partners. Messrs. B. Feld, C. Feld and Graham disclaim beneficial ownership of such warrants, shares and options. See "Related Party Transactions - Consulting Agreement with The Feld Group."

     (9) Represents shares of our Common Stock issuable upon the exercise of options which are presently vested. Mr. Hribar, having resigned from the Company on April 24, 2001, has three months from that date to exercise those options, otherwise they will be terminated.

     (10) Includes 1,000 shares owned by Mr. Alfano's spouse. Mr. Alfano disclaims beneficial ownership of these shares. Also includes 37,500 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

     (11) Includes 1,000 shares owned by Mr. Klein's spouse. Mr. Klein disclaims beneficial ownership of these shares. Also includes 37,500 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

     (12) Includes 12,500 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

     (13) Includes 2,000 shares owned by trusts for Mr. Wilson's children. Mr. Wilson disclaims beneficial ownership of these shares. Also includes 41,250 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

     (14) Excludes 25,200,000 shares held by WEB. Messrs. Halpern, Dircks, Gates and Ms. Riley are directors and/or officers of Charterhouse. Charterhouse is an affiliate of Charterhouse Equity Partners III, L.P., which is a member of WEB. Each of Messrs. Halpern, Dircks, Gates and Ms. Riley disclaims beneficial ownership of these shares.

     (15) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV, L.P., 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P. Mr. Lax, a director of Interliant, is a managing member of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV, L.P. Mr. Lax disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

     (16) Includes 15,000 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

     (17) Includes 1,016,667 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of May 25, 2001.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of twelve members. Nine are non-employee directors and three are members of management. All of the directors currently serving on the Board have been nominated by the Board of Directors for re-election to one year terms at the Annual Meeting. All but four nominees, namely Bruce Graham, Howard Diamond, Charlie Feld and David M. Walke have served on the Board since our last Annual Meeting held in June 2000. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2002 and until a successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death or removal.

     Shares represented by proxies that are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the twelve nominees named below. Directors are elected by a plurality of the votes cast. Shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a proportionately larger number of votes.

     The following information set forth has been furnished to us by the directors and sets forth the principal occupation and employment during the past five years of each director nominee, positions and offices with us, and membership on other boards of directors.

     The following twelve individuals have been nominated for election at the Annual Meeting for a term ending 2002:


Name                       Age             Position(s) with Interliant
---------------------      ---        --------------------------------------

Leonard J. Fassler          69        Co-Chairman and Director

Bradley A. Feld             35        Co-Chairman and Director

Bruce Graham                38        President, Chief Executive Officer and
                                      Director

Howard S. Diamond           48        Director

Thomas C. Dircks            43        Director

Charlie Feld                59        Director

Jay M. Gates                36        Director

Merril M. Halpern           67        Director

Charles R. Lax              40        Director

Stephen W. Maggs            47        Director

Patricia A.M. Riley         59        Director

David M. Walke              46        Director

     Leonard J. Fassler is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. He was also our Secretary from December 1997 through April 1999. From 1992 to 1996, Mr. Fassler was a Co-Chairman of AmeriData Technologies, Inc. ("AmeriData"), a New York Stock Exchange listed reseller of computer equipment and provider of computer consulting and other services that was acquired by General Electric Capital Corporation in 1996. He was a co-founder of AmeriData which grew into a company with sales in excess of two billion dollars a year and locations in ten countries at the time that it was acquired. Mr. Fassler is a director of Vestcom International, Inc. and a director of a number of privately-held companies. Mr. Fassler holds a Bachelor's degree in business administration from City College of New York and a law degree from Fordham Law School.

     Bradley A. Feld is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. Since 1995, he has been the President of Intensity Ventures Inc., a company that helps to establish, advise and operate software companies. From 1993 to 1995, Mr. Feld was the chief technology officer of AmeriData. From 1985 to 1993, he was president of Feld Technologies, Inc., a computer consulting firm founded by Mr. Feld to develop and implement information technology solutions for a wide variety of businesses, which was acquired by AmeriData in 1993. Mr. Feld earned a Bachelor of Science degree and a Master of Science degree from Massachusetts Institute of Technology. He is principal managing director of SOFTBANK Venture Capital, a venture capital firm. Mr. Feld is a director and co-chairman of MessageMedia, Inc., a director of Raindance Communications, a director of PeoplePC, and a director of a number of privately-held companies. Mr. Feld is the nephew of director nominee, Charlie Feld.

     Bruce Graham became our Chief Executive Officer, President and a Director effective April 24, 2001. From August 2000 to April 24, 2001, he was our Chief Operating Officer. Mr. Graham is a member of Feld Partners Management, LLC, the principal shareholder of The Feld Group, Inc. Most recently, he worked with The Feld Group client, AmeriServe Food Distribution Inc., where he was responsible for all facets of operations and IT management, including the integration of disparate technologies resulting from a merger and the deployment of a new ERP solution. He additionally held the position of CIO at the Oshawa Group Ltd., a Canadian firm, and served as Director of IT Services at Westinghouse/CBS. Mr. Graham attended the Advanced Management Program at Harvard Business School and holds a Bachelor's degree from Texas Tech University.

     Howard S. Diamond has been an Interliant Director since May 2001. Since 2000, he has served as the chairman and CEO of REBAR LLC. From 1996 to 2000, he was CEO of Corporate Software, Inc. He served as executive vice president for Course Technology from 1991 to 1996. As the assistant vice chancellor for student affairs at the University of Illinois, he pioneered the use of microcomputers to improve student housing, health services, and counseling programs and implemented the first program in the country to put PCs in dormitories. He then went to work for Apple (1987) and Commodore (1989) before joining Course. He is chairman of the REBAR Foundry, Course Technology, and Shaman Corporation. Mr. Diamond is also director of MessageMedia, Inc., and a director of a number of privately-held companies.

     Thomas C. Dircks has been one of our Directors since our formation in December 1997 and is the Executive Vice President of Charterhouse. He has been employed as an officer of Charterhouse since 1983. Mr. Dircks was previously employed as a Certified Public Accountant at a predecessor of PricewaterhouseCoopers LLP. He holds a Bachelor of Science degree in accounting and a Master's degree in business administration from Fordham University. Mr. Dircks is also a director of a number of privately-held companies.

     Charlie Feld, the founder, CEO, and president of the Dallas-based Feld Group, was appointed to the Interliant Board of Directors in May 2001. Mr. Feld currently serves as acting chief information officer ("CIO") at First Data Resources, a Feld Group client. Since founding The Feld Group in 1992, he has served as CIO for Delta Air Lines (1997 to 2000) and as senior vice president/CIO at Burlington Northern Santa Fe Railroad (1992 to 1997). Prior to forming The Feld

Group, Mr. Feld was Vice President/CIO at Frito-Lay, Inc., from 1981 to 1992, where he and his team won the Carnegie Mellon Award for Innovative Technology, the Society for Information Management Partners in Leadership Award, and the 1988 Smithsonian Award for Technology Excellence. In 1997, Mr. Feld was named "One of the 12 Most Influential IT Executives of the Past Decade" by CIO magazine. And Computerworld named him as one of "25 IT People to Watch in 1998." Mr. Feld holds a bachelor's degree in economics from the City College of New York. Mr. Feld is the uncle of director nominee, Bradley Feld. He is also a director of a number of privately-held companies.

     Jay M. Gates has been one of our Directors since our formation in December 1997 and is a Senior Vice President of Charterhouse. He joined Charterhouse in 1994 as an Analyst. Mr. Gates was previously employed as a Senior Analyst in the Financial Consulting Advisory Group of the accounting firm of Arthur Andersen LLP. Prior to that he was an Assistant Treasurer at Bankers Trust Corporation. He holds a Bachelor of Arts degree from the State University of New York at Binghamton and a Master's degree in business administration from New York University, Leonard N. Stern School of Business. He is also a director of a number of privately-held companies.

     Merril M. Halpern has been one of our Directors since our formation in December 1997 and is Chairman and Chief Executive of Charterhouse, which he founded in 1973. He is also a director of several private companies. Mr. Halpern received a Bachelor of Science degree from Rutgers University and a Master's degree in business administration from Harvard University.

     Charles R. Lax has been one of our Directors since January 1999. He has been a General Partner of SOFTBANK Technology Ventures IV, L.P. since November 1997. From March 1996 to November 1997, Mr. Lax was a Vice President of SOFTBANK Holdings Inc. He was previously a venture partner at Vimac Partners LLC, a venture capital firm specializing in investments in the information technology and Internet-related industry. Mr. Lax holds a Bachelor of Science degree from Boston University. He is also a director of a number of privately-held companies.

     Stephen W. Maggs is one of our co-founders. He has been a Director since our formation in December 1997. Mr. Maggs was our Treasurer from our formation until July 1999 and our Vice Chairman from June through August 1999. He held the positions of Chief Executive Officer and President from our formation in December 1997 until June 1999. From December 1993 to December 1996, Mr. Maggs held a variety of senior management positions with AmeriData, including serving as an Executive Vice President of Operations and Chairman of AmeriData Canada. From February 1992 to December 1993, he was the owner of Mericom Systems Inc., a reseller of computer equipment and provider of computer consulting and other services, which was acquired by AmeriData in 1993. From 1984 to 1991, he held various executive positions at Inacom Information Systems, a provider of information technology products and services. Mr. Maggs received a Bachelor of Science degree from Hillsdale College and is a Certified Public Accountant.

     Patricia A. M. Riley has been one of our Directors since our formation in December 1997. She is a Managing Director of Charterhouse and has been an executive officer with the firm since 1977. Ms. Riley is a graduate of the Advanced Management Program at Harvard Graduate School of Business Administration and received a Bachelor of Arts degree from Hunter College.

     David M. Walke was appointed to the Interliant Board of Directors in May 2001. He is the co-founder and senior managing director of Morgen-Walke Associates, Inc., a leading financial public relations, investor relations and corporate communications firm. Mr. Walke currently serves on the Board of Directors of Vestcom International, Inc. Beginning with ECOM Consultants, Inc. in 1976, he was associated with the financial public relations division of Ruder & Finn prior to co-founding Morgen-Walke Associates, Inc. in 1982.

BOARD COMMITTEES AND MEETINGS

     Meetings of the Board of Directors. During the year ended December 31, 2000, there were three meetings of the Board of Directors. Each director who served in such capacity during the year ended December 31, 2000 attended all of the meetings of the Board and committees of which they were members during such year.

     Committees of the Board of Directors. The three standing committees of the Board are: Audit, Compensation and Executive. Members of each committee, who are elected by the full Board, are named below.

     Audit Committee

     The Audit Committee consists of Messrs. Dircks, Lax, Diamond and Walke. Messrs. Diamond and Walke recently joined our Audit Committee upon their appointment to the Board in May 2001. Messrs. Lax, Diamond and Walke are independent directors under Nasdaq requirements. Among other functions, the Audit Committee makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements and reviews and evaluates our internal control functions. During the year ended December 31, 2000, the Audit Committee met in-person one time and conducted two telephone conferences. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

     Compensation Committee

     The Compensation Committee consists of Messrs. Dircks and Lax and Ms. Riley. The Compensation Committee determines executive compensation and approves general guidelines for salaries and incentive compensation for our other employees and consultants. The Compensation Committee is authorized to review, approve and grant options under our Stock Option Plan, in their discretion and upon such terms and conditions which they deem appropriate and which are in accordance with our Stock Option Plan. During the year ended December 31, 2000, the Compensation Committee met 17 times.


     Executive Committee

     The Executive Committee consists of Messrs. Dircks, Bradley Feld, and Lax. The Executive Committee is authorized to review and approve our 2000/2001 operating plan, to hear reports regarding our operations from our executive officers, to review and approve acquisitions and to engage in certain other limited activities. During fiscal year 2000, the Executive Committee met ten times.

     Director Compensation. Directors receive no remuneration for serving on our Board of Directors. All directors are reimbursed for their reasonable expenses in connection with their attendance at Board and committee meetings.

     Director Nomination Rights. SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors, L.P. (the SOFTBANK Purchasers), who are principal stockholders, have the right to nominate one person for election to our Board of Directors and have the Board cause that director to be a member of the Compensation Committee and/or the Audit Committee. Mr. Lax is currently serving as a director. He is also a member of the Audit and Compensation Committees pursuant to these rights.

     In addition, for so long as the persons who received shares of Common Stock in the acquisition of assets from Interliant, Inc., a Texas corporation, together with certain of our option holders, own in the aggregate at least 5% of our outstanding Common Stock, they are entitled to nominate one person to our Board of Directors. To date, these rights have not been exercised.

     Compensation Committee Interlocks and Insider Participation. Mr. Dircks, Mr. Lax and Ms. Riley served as members of our Compensation Committee during the year ended December 31, 2000. During 2000, no Compensation Committee member was an officer or employee of ours. In addition, no interlocking relationship exists between our Board of Directors or our Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.


                    EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to executive officers of Interliant other than Messrs. Graham, Fassler and B. Feld whose information is provided above as part of Proposal I:

Name                      Age     Title
----                      ---     -----

Francis J. Alfano         40      Chief Financial Officer

Steven R. Munroe          40      Chief Operating Officer

Bruce S. Klein            42      Senior Vice President, General Counsel and
                                  Secretary

Frank Lincks              33      Senior Vice President, Finance and
                                  Accounting

Michael Pusateri          42      Senior Vice President, Sales and
                                  Marketing

Rudolph Ventresca         42      Senior Vice President, Professional Services

     Francis J. Alfano is our Chief Financial Officer. Mr. Alfano joined us in 1998 as Senior Vice President, Mergers and Acquisitions. In 2000 he took on the additional role of Corporate Development until becoming our CFO in May 2001. Prior to joining us, Mr. Alfano was director of taxes and later vice president of business development at GE Capital Information Technology Solutions, Inc. (formerly known as AmeriData Technologies, Inc.). Mr. Alfano was a Senior Manager in Ernst & Young LLP's tax department before moving to AmeriData Technologies, Inc. He is a CPA and holds a Bachelor of Science degree in business administration from the University of Arizona.

     Steven R. Munroe is our Chief Operating Officer with responsibility for executing our blueprint for a scalable and profitable solution set, aligning product development, delivery and ongoing support under common leadership. Prior to joining Interliant, Mr. Munroe was the founder and President of Triumph Technologies, Inc., a security integration and consulting firm (which earned a place in the Inc. 500, Inc. Magazine's annual listing of the fastest growing, private companies in America, for four years in a row, beginning in 1994), and of Triumph Development, Inc., a web development firm specializing in Web enabled business solutions. Both entities were acquired by Interliant in November 1999. Prior to founding the Triumph entities, he held technical sales and engineering roles in a number of firms, including A.T.&T. Technologies. Mr. Munroe received a Bachelor of Science degree in computer engineering from Boston University in 1982.

     Bruce S. Klein is our Senior Vice President, General Counsel and Secretary. Mr. Klein is responsible for all of our legal affairs, including all operational agreements, mergers and acquisitions, corporate governance and securities matters.

Mr. Klein has been with the Company since its inception in 1997, first as outside counsel and then as its in-house general counsel beginning in April 1998. Prior to joining us, Mr. Klein was of counsel to the Manhattan law firm of Spitzer & Feldman P.C., where he was engaged in general corporate and business law practice. He has over 15 years of experience as a practicing attorney and is admitted to the New York and Massachusetts state bars. Mr. Klein holds a Bachelor of Business Administration degree from Rutgers University and a law degree from Western New England College School of Law.

     Frank Lincks is our Senior Vice President, Finance and Accounting. He is responsible for our accounting, financial planning and reporting, cash management and tax activities. Prior to joining us, Mr. Lincks was employed by GE Capital Information Technology Solutions, Inc. (formerly known as AmeriData Technologies, Inc.), serving as Controller, and most recently, Manager, Business Development Finance. Prior to his tenure at GE, he was employed as a Certified Public Accountant with various public accounting firms. Mr. Lincks holds a Bachelor's degree in business administration from Siena College and is a Certified Public Accountant.

     Michael Pusateri is our Senior Vice President, Sales and Marketing. He is responsible for all sales, marketing and channel functions. Prior to joining us, Mr. Pusateri served as senior vice president of sales and marketing for Proxicom, Inc. A 17 year sales and marketing management veteran, he also was the vice president for Interactive Sales and Marketing with Marriott International, where he directed the conglomerate's Internet and intranet strategies and its consumer website. He was also responsible for Marriott global distribution systems. In addition, he was Corporate Director of Interbrand Marketing for Holiday Corp. and managed brand marketing programs and partner strategies on behalf of Embassy Suites, Hampton Inns, Harrah's Casinos, and the Holiday Inn brand. Mr. Pusateri has also served as an adjunct professor in the executive development program at Cornell University and the MBA programs at the University of Maryland and George Washington University. Mr. Pusateri holds a B.S. degree in Marketing from the University of Connecticut.

     Rudolph Ventresca is our Senior Vice President, Professional Services. He directs the activities of Interliant's various professional services and consulting groups nationwide. Mr. Ventresca joined Interliant in 1999, when it purchased Net Daemons Associates (NDA) where he served as president and a member of the board. He had previously held the dual roles of chief financial officer and chief operating officer for NDA. Before joining NDA, he was the Director of Finance and Administration at Finnegan, Hickey, Dinsmoor & Johnson, a Boston law firm. Mr. Ventresca holds a Bachelor of Science degree in Accounting from Suffolk University.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation for the years ended December 31, 1998, 1999 and 2000, respectively, for the persons listed below:

                           Summary Compensation Table


                                                                                           Long-Term
                                                                                          Compensation
                                                    Annual Compensation                      Awards
                                            -------------------------------------------      ------
                                                                             Other         Securities
                                                                             Annual        Underlying    All Other
Name and Position                          Year      Salary    Bonus    Compensation (1)  Options/SARs  Compensation
-----------------                          ----      ------    -----    ----------------  ------------  ------------
Herbert R. Hribar                          2000     $322,179  $175,000               --      1,500,000        --
Former President, Chief Executive
Officer and Director (2)


Jennifer J. Lawton                         2000     $191,667  $ 75,000               --             --        --
Former Senior Vice President,              1999     $130,210        --               --         25,000        --
International (3)

William A. Wilson                          2000     $200,000  $ 40,000               --             --        --
Former Chief Financial                     1999     $181,250  $ 75,000               --         25,000        --
Officer (4)                                1998     $ 48,894        --               --             --        --


Bruce S. Klein                             2000     $200,000  $ 25,000               --             --        --
Senior Vice President, General Counsel,    1999     $187,500  $ 25,000               --         25,000        --
and Secretary (5)                          1998     $116,667        --          $15,635             --        --



Francis J. Alfano                          2000     $200,000        --               --             --        --
Senior Vice President,                     1999     $164,583  $ 25,000               --         25,000        --
Corporate Development (6)                  1998     $ 12,500        --               --             --        --

-----------

(1) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for each fiscal year.

(2) Mr. Hribar commenced his employment with us as of January 31, 2000. Effective April 24, 2001, Mr. Hribar resigned as an employee, officer and director of the Company.

(3) Ms. Lawton commenced her employment with us in February 1999. Effective April 30, 2001, Ms. Lawton resigned as an officer of the Company.

(4) Mr. Wilson commenced his employment with us in September 1998. Effective May 15, 2001, Mr. Wilson resigned as an employee and officer of the Company.

(5) Mr. Klein commenced his employment with us in April 1998. Other annual compensation represents amounts paid to Mr. Klein for services rendered as a consultant prior to becoming an employee.

(6) Mr. Alfano commenced his employment with us in December 1998. He was appointed Chief Financial Officer on May 15, 2001.

                       Option Grants in Last Fiscal Year

     The following table sets forth information regarding the option grants made during the year ended December 31, 2000 to each of the executive officers named in the Summary Compensation Table:

                                  OPTION GRANTS


                                    Percent of Total                                     Individual Grant Values at Assumed Annual
                      Number of    Options Granted to                                      Rates of Stock Price Appreciation for
                     Securities     Employees in the      Exercise or Base                              Option Term
                     Underlying        Year Ended              Price         Expiration                 ------------
Name                   Options          2000                 ($/Share)          Date          5%                           10%
----                 ---------     ------------------     ----------------   ----------   -----------                  -----------
Herbert R.
 Hribar(1)            1,500,000          N.A.                  $18.00           1/10       65,535,000                  120,360,000
Jennifer J. Lawton        0
William A. Wilson         0
Bruce S. Klein            0
Francis J. Alfano         0


     The following table sets forth information regarding the exercise of options and the number and value of options held at December 31, 2000 by each of the executive officers listed below:



                             YEAR-END OPTION VALUES

                                                                             Number of            Value of Unexercised
                                                                        Unexercised Options       In-the-Money Options
                                                                       At December 31, 2000      At December 31, 2000(2)
                                                                       --------------------      -----------------------
                                    Shares Acquired                    Exerci-       Unexer-     Exer-          Unexer-
Name                                  on Exercise     Value Realized    sable        cisable     cisable        cisable
----                                ---------------   --------------  ---------      -------    ---------      ----------
Herbert R. Hribar(1)                     N.A.              N.A.             0      1,500,000        N.A.          $-0-
Jennifer J. Lawton                       N.A.              N.A.         6,250         18,750        $-0-          $-0-
William A. Wilson                        N.A.              N.A.         6,250         18,750        $-0-          $-0-
Bruce S. Klein                           N.A.              N.A.         6,250         18,750        $-0-          $-0-
Francis J. Alfano                        N.A.              N.A.         6,250         18,750        $-0-          $-0-

--------------
(1)  These options were granted outside of our stock option plan.

(2) Based on the difference between the closing price of our Common Stock on December 31, 2000 of $3.19 as reported by the Nasdaq National Market and the per share option exercise price, multiplied by the number of shares of Common Stock underlying the options.

       For a description of our stock option plan, see Proposal II below.

Employment Agreements

     We have entered into employment agreements with certain of our officers. A description of certain terms contained in those agreements is set forth below:

     Term and Compensation.

     In December 2000, Leonard Fassler, our Co-Chairman, renewed his employment agreement with us on a month-to-month basis at an annual compensation rate of $180,000. In May 2001, Mr. Fassler further amended his agreement with us by extending the term to May 31, 2002 and, for the twelve-month period commencing June 1, 2001, he received 180,000 shares of our Common Stock in lieu of any cash compensation to be paid during such term.

     In February 1999, we entered into an employment agreement with Jennifer J. Lawton, our former Senior Vice President, International, for a term of three years at an annual base salary of $150,000 plus a signing bonus equal to $150,000, of which $98,000 has already been paid with the balance due in February 2002./1/ Ms. Lawton resigned as an officer of the Company as of April 30, 2001 and in connection therewith, she entered into a Separation Agreement with us which provides, among other things, that she will remain an employee through November 16, 2001, being paid her current base salary through such date, and on or before November 30, 2001 she will receive four months of base salary or $37,500 plus the final $52,000 of her signing bonus.

     In November 1999, we entered into an employment agreement with Steven R. Munroe, our Chief Operating Officer, for a term of two years at an annual base salary of $150,000, plus a signing bonus equal to $50,000 which has previously been paid. Mr. Munroe's current annual salary is $185,000. Mr. Munroe also receives a monthly automobile allowance of $1,100 pursuant to his agreement.

     In November 1999, we entered into an employment agreement with William A. Wilson, our former Chief Financial Officer, for a term of two years ending November 5, 2001, at an annual base salary of $200,000. Mr. Wilson resigned as an employee and officer of the Company as of May 15, 2001 and in connection therewith, he entered into a Separation Agreement with us which provides, among other things, that he will receive his current base salary at the rate of $210,000 per annum through the end of the term of his agreement or November 5, 2001. He will also receive an additional payment of $20,000. In addition, under the Separation Agreement, the Company shall early vest 6,250 and 22,500 option shares previously granted to Mr. Wilson under our Stock Option Plan, which would otherwise vest on April 15, 2002 and January 2, 2002, respectively.

     In February 2001, we signed an offer letter with Michael Pusateri, our Senior Vice President, Sales and Marketing, for an annual salary of $225,000 plus a $50,000 sign-on bonus. Under the offer letter, Mr. Pusateri is also eligible for an additional bonus under the Company's bonus program equal to 50% of his base salary. Also pursuant to the offer letter, Mr. Pusateri was granted 400,000 stock options having an exercise price of $3.25. In May 2001, the terms of Mr. Pusateri's 400,000 stock option grant were amended and restated to provide that the exercise price shall be $1.00, that the options vest in forty-eight (48) equal monthly installments on the 20th day of each calendar month beginning May 20, 2001 and continuing through and including, April 20, 2005, and vest immediately as provided in our Stock Option Plan or in the event of a change in control (as defined in the Plan) if after such change in control, Mr. Pusateri's employment with the Company is terminated by the Company or its successor, or there is a significant change in his compensation, job title, reporting level or responsibility. Pursuant to the offer letter, Mr. Pusateri is an "at will" employee.

-------------------------
/1/ In connection with our acquisition in February 1999 of Net Daemons Associates, Inc., of which Ms. Lawton was a principal shareholder, we agreed to certain non-compete covenants in her employment agreement. In February 1999, we paid Ms. Lawton $1.3 million in consideration for these non-compete covenants.

     Severance.

     Our employment agreement with Mr. Munroe provides that if he is terminated other than for cause or if he leaves for good reason, he is entitled to receive a payment equal to the amount of his base salary yet to be paid for the unexpired portion of the term of his agreement.

     Our offer letter with Mr. Pusateri provides that he is entitled to receive severance equal to one year's base salary payable at the Company's regular pay periods over a one year period if he is terminated other than for cause or if he resigns within three months after a change in control of the Company resulting in a change in the majority of the Company's Board of Directors and as a result of him no longer reporting to the Chief Executive Officer of the Company, a significant change in his responsibility or a reduction in his compensation plan.

     In addition, our agreements with Messrs. Fassler and Munroe provide that, in general, in the event of termination due to their death or disability for a specified period of time, the employees or the estate of each employee, as applicable, shall be entitled to receive a payment based on his salary and we will continue to provide the employee, his spouse and minor children, as applicable, with certain medical and other benefits through the end of the term of their agreement.

     We also have an agreement with Mr. Klein under which he is entitled to receive a payment equal to one year's worth of his current annual salary or $180,000, whichever is greater, in the event he is terminated without cause or if he terminates for good reason.

     Employee Covenants. Our agreements with Ms. Lawton, Messrs. Fassler, Munroe and Wilson, and an employment agreement with Mr.Ventresca, the term of which expired in February 2001, prohibit each of them during and for periods ranging from twelve to twenty-four months after the end of his or her employment with the Company from:

     .    soliciting any customers which are in any way related to our business;

     .    generally competing with our business; or

     . disclosing or enabling anyone else to use any information he or she obtains during his or her employment with us.

These agreements also prohibit such employees from:

     . tortiously interfering or attempting to disrupt our business relationship with customers or suppliers; or

     .    soliciting our employees.

     In addition, each of our agreements with these employees, as well as separate agreements with each of Messrs. Alfano, Klein, Lincks and Pusateri, include restrictive covenants for the benefit of the Company relating to non-disclosure by the employee of the Company's confidential business information and our right to inventions and improvements created by the employee.

Consulting Agreements

     See "Related Party Transactions" for descriptions of certain consulting agreements.

                      REPORT OF THE COMPENSATION COMMITTEE

     Compensation of our executives is subject to review and approval by the Compensation Committee (the "Committee") of our Board of Directors. In determining the fiscal year 2000 compensation paid to our executive officers, the Committee employed compensation policies designed to align such compensation with the interests of the Company's stockholders and to relate it to overall corporate performance. These policies are intended to attract and retain executive officers and other key employees whose abilities are critical to our long-term success, to support a performance-oriented environment that rewards achievement of internal corporate goals and to reward executives for the enhancement of stockholder value.

     The components of the compensation of executive officers, excluding the Chief Executive Officer ("CEO"), are base salary, cash bonus awards and stock option grants, as described below. The CEO is compensated by The Feld Group, Inc. See "Related Party Transactions - Consulting Agreement with The Feld Group" for compensation paid by the Company to The Feld Group, Inc.

     Base Salary and Cash Bonus. The base salary and cash bonus components of total compensation are designed to be competitive with similar companies in terms of industry group, technology, complexity and company size. Company size reflects both sales and market capitalization. The Committee, on behalf of the Board, works with management to maintain an executive salary structure based on competitive analyses. Committee discretion is used in determining individual salary amounts for executive officers with no specific formula. Generally, executive officer salaries, including that of the CEO, are reviewed on a regular basis as market conditions require to maintain a competitive compensation structure. The Committee considers both qualitative and quantitative measures in determining total compensation for our officers. The Committee's consideration of such factors is subjective and informal.

     Stock Option Awards. The grant of stock option awards to executive officers creates a direct link between compensation and long-term increases in stockholder values and is intended to be a meaningful component of executive compensation. The Committee believes that stock option grants provide an incentive that focuses the executive officers' attention on managing Interliant from the perspective of an owner with an equity stake in the business. Options are subject to vesting provisions to encourage executive officers to remain employed with us. The size of each option grant is based on the executive officer's responsibilities, relative position with Interliant and the Committee's judgment with respect to the executive's impact on stockholder value. The Committee also takes into account the number of stock options previously granted.

     Impact of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1,000,000 in a taxable year paid by a publicly-held company to its chief executive officer and its four other most highly compensated executive officers employed by such publicly-held company on the last day of its taxable year, unless such compensation is performance-based. Qualifying "performance-based" compensation is not subject to the deduction limit if specified requirements are met. We intend to qualify, to the maximum extent possible, our executives' compensation for deductibility under applicable tax laws. There can be no assurance, however, that the Internal Revenue Service will grant such treatment to the compensation paid. In approving the amount and form of compensation for our executive officers, the Committee intends to consider all elements of the cost of Interliant of providing such compensation, including the potential impact of
Section 162(m).


                                          MEMBERS OF THE COMPENSATION COMMITTEE:

                                          THOMAS C. DIRCKS
                                          CHARLES R. LAX
                                          PATRICIA A. M. RILEY

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph shows the total stockholder return through December 31, 2000 of an investment of $100 in cash on July 8, 1999 for Interliant common stock (the day our common stock began trading on the NASDAQ National Market) and an investment of $100 in cash on July 8, 1999 for (i) the NASDAQ National Market Index and (ii) the Media General Internet Software and Services Index. The Media General Internet Software and Services Index is an index of 212 stocks representing the Internet industry, including Internet infrastructure companies and other Internet software and services companies. Historic stock performance is not indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each quarter.

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG INTERLIANT, INC.,
                        NASDAQ MARKET INDEX AND MG GROUP
                                     INDEX

                                  [LINE GRAPH]

                                 ASSUMES $100 INVESTED ON JULY 08, 1999
                                       ASSUMES DIVIDEND REINVESTED
                                    FISCAL YEAR ENDING DEC. 31, 2000

                       7/08/99  9/30/99  12/31/99  3/31/00  6/30/00  9/30/00  12/31/00

INTERLIANT, INC.        100.00    71.00    154.65   168.03   138.66    47.58     18.96
MG GROUP INDEX.......   100.00    96.78    176.03   172.13   107.95    96.88     41.78
NASDAQ MARKET INDEX     100.00   101.63    150.10   170.78   146.89   135.55     91.09


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based solely on our review of the reports under Section 16(a) of the Exchange Act and written representations from certain reporting persons furnished to us during the year ended December 31, 2000, we believe that each of the persons required to file such reports is in compliance with all applicable filing requirements. On one occasion, Kristian Nelson and Paul Chollet, two of our former Senior Vice Presidents, each failed to file a Form 4 on a timely basis. The required filings were made promptly after noting the failures to file. Messrs. Nelson and Chollet resigned from the Company in July and September 2000, respectively.

                           RELATED PARTY TRANSACTIONS

$20 Million Funding Agreement

     On April 16, 2001, we entered into a definitive agreement with affiliates of Charterhouse and SOFTBANK Technology Ventures VI, L.P. and its related funds ("SOFTBANK") under which they agreed to purchase, in the aggregate, 190 units ("Units"), each Unit consisting of $100,000 principal amount of 8% Convertible Subordinated Notes ("Notes") and 27,273 warrants ("Warrants") for the purchase of shares of our Common Stock for a total sales price of $19.0 million. Under the definitive agreement we have the right to require Charterhouse and SOFTBANK to purchase their respective share of the Units, or a portion thereof, through April 17, 2002. The Notes are convertible at the option of the holder, at any time prior to maturity, into Common Stock at a conversion price of $1.10 per share, subject to adjustment, which is equal to 90,909.09 shares of Common Stock, per $100,000 principal amount of the Notes. Interest payments will be payable on the last day of each calendar quarter by the issuance of additional Notes. The Notes mature on June 30, 2003. The Warrants have an exercise price of $1.25 per share and expire five years after issuance. At the same time, we entered into a definitive agreement with EYT, Inc. ("EYT"), an entity controlled by Charterhouse and SOFTBANK, under which EYT committed to repurchase from us our investment in EYT for a purchase price of $1 million, which approximates our cost of such investment. The closing of the EYT transaction shall take place contemporaneously with the closing of the first sale of Units to Charterhouse and SOFTBANK.

Distributions by Our Significant Stockholder

     Pursuant to the terms of the Limited Liability Company Agreement of WEB, the WEB Members shall be entitled to receive a distribution of all cash funds or other property of WEB available from any source other than the ordinary operations of its subsidiaries, after payment of all expenses of WEB due at the time of such distribution ("Total Proceeds"). The Total Proceeds shall be distributed to the WEB Members in tranches with priority given to covering members' federal tax liability, followed by return of capital and then as necessary to achieve specified internal rates of return. Thereafter, portions of the Total Proceeds will be distributed to WHO Management.

     Of the management distributions to WHO Management LLC, 70% are retained by WHO Management LLC for distribution to our four co-founders, who include Messrs. Fassler, B. Feld and Maggs and 30% are distributed to SMI Fund LLC, a New York limited liability company, for distribution to its members.

     As of April 30, 2001, there were 29 members of SMI, all of whom serve or have served as either Interliant executive officers, senior employees, employees who were hired shortly after our formation or consultants. Of those 29 members, four are members of our present executive management team who collectively own 31% of SMI.

     The management distributions to WHO Management LLC increase as the WEB Members realize specified internal rates of return on their investment in WEB. The following diagram depicts the flow of the distribution of Total Proceeds to the WEB Members. No Total Proceeds have been distributed to date.

                               ------------------
                                INTERLIANT, INC.
                               ------------------
                                        |
                                        |
                                        |
                               ------------------
                                       WEB
                              HOSTING ORGANIZATION
                                       LLC
                               ------------------
                                        |
                                        |
         ------------------------------------------------------
         |                                                    |
         |                                                    |
         |                                                    |

   ---------------                                     ---------------
    CHARTERHOUSE                                             WHO
       EQUITY                                           MANAGEMENT LLC
      PARTNERS
   ---------------                                     ---------------
                                                       /            \
                                                      /              \
                                                -------------   --------------

                                                 CO-FOUNDERS     SMI FUND LLC
                                                -------------   --------------

Consulting Agreements with Our Co-founders

     Mr. B. Feld, through Intensity Ventures, Inc., entered into a one year consulting agreement with us effective January 1, 2000 with substantially identical terms to the agreements described above, except that Mr. B. Feld is not prohibited from competing with us and is not entitled to participate in our employee benefit plans. His annual consulting fee of $180,000 has been, through May 31, 2001, paid to Intensity Ventures, Inc. on a gross basis as an independent contractor. This consulting agreement was renewed on a month-to-month basis in December 2000. In May 2001, Intensity Ventures, Inc. further amended its agreement with us by extending the term to May 31, 2002, and for the twelve-month period commencing June 1, 2001, it received 180,000 shares of our Common Stock in lieu of any cash compensation to be paid during such term.

     During the year ended December 31, 2000, we paid consulting fees of $180,000 to Intensity Ventures Inc., pursuant to the consulting agreement described above.


Consulting Agreement with The Feld Group

     In August 2000, we entered into an agreement with The Feld Group, Inc. ("The Feld Group"), a Dallas, Texas based technology and management services firm, under which Bruce Graham of The Feld Group has rendered services to us as our Chief Operating Officer through April 24, 2001. In May 2001, we amended that agreement, under which Mr. Graham is now rendering services to us as our Chief Executive Officer and President. Mr. Graham is a member of Feld Partners Management, LLC ("Feld Partners"), the principal shareholder of The Feld Group.

     The amended agreement with The Feld Group terminates on May 31, 2002, and their fees for services are $100,000 per month plus out-of-pocket expenses.

     As additional compensation, The Feld Group has been granted an option to purchase 2,000,000 shares of our Common Stock at an exercise price of $1.00 per share. The option shares will vest and become exercisable, so long as the consulting agreement with The Feld Group remains in effect, in forty-eight equal monthly installments based on the passage of time, on each monthly anniversary date of the Date of Grant (i.e., May 22, 2001) beginning June 22, 2001 and continuing through and including, May 22, 2005. Upon a change in control of the Company, the option with respect to such number of shares equal to the difference between 1,000,000 and the then unvested portion of the total 2,000,000 option share grant, shall become fully and immediately vested and exercisable. In addition, the balance of the option, shall become fully and immediately vested and exercisable upon the occurrence of both of the following events: (1) a change in control of the Company, and (2) after such change of control, The Feld Group's engagement by the Company or the successor entity resulting therefrom, is terminated by the Company or such successor or The Feld Group terminates the engagement due to a significant adverse change in its or Mr. Graham's level of responsibility, compensation or staffing requirements, as directed by the Board of Directors of the Company or such successor, which is not remedied within 30 days of written notice from the The Feld Group to such Board advising them of The Feld Group's intention to terminate the engagement. Under the amended agreement, The Feld Group also received 750,000 shares of our Common Stock as a sign-on bonus.

     In the year ended December 31, 2000, we paid consulting fees of $627,391 to The Feld Group pursuant to this agreement and The Feld Group also received warrants to purchase 180,000 shares of our Common Stock at a price of $13.06 per share, subject to adjustment if the agreement is terminated prior to July 31, 2001.

     Bradley Feld, Co-chairman and a director of Interliant, is also a director of The Feld Group, Inc. Charlie Feld, a director of Interliant, is the President and Chief Executive Officer and a director of The Feld Group, Inc. In addition, SOFTBANK Technology Ventures VI, L.P., an affiliated fund of SOFTBANK Venture Capital is an investor in Feld Partners, and two of SOFTBANK Venture Capital's other affiliated funds, SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P. are holders of Interliant Common Stock. Charles
R. Lax, also a director of Interliant, and Bradley Feld are managing directors of SOFTBANK Venture Capital.

                                   PROPOSAL II

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN

     Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to our 1998 Stock Option Plan, as previously amended and restated (the "Plan"), to increase the maximum number of shares of Common Stock available for grant thereunder from 8,500,000 shares to 13,500,000 shares.

     A brief description of the material features of the Plan is set forth below, but is qualified by reference to the full text of the Plan attached as Appendix B to this Proxy Statement.

     Summary of the Plan

     Purpose. The purpose of the Plan is to promote the interests of Interliant and its stockholders by strengthening the Company's ability to attract, motivate and retain employees, non-employee directors, advisors and consultants and to provide a means to encourage stock ownership and a proprietary interest in the Company by the employees, non-employee directors, advisors and consultants upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend.

     Eligible Employees. The eligible participants in the Plan are the Company's employees, non-employee directors, advisors and consultants, as determined and designated from time to time by the Company's Compensation Committee in its sole discretion. At May 25, 2001 there were approximately 1,040 employees, 11 non-employee directors and approximately 5 other advisors and consultants eligible to participate in the Plan.

     Grants Under the Plan. The Plan provides for the grant of options to purchase the Common Stock (including both options intended to qualify as incentive stock options under section 422 of the Code and stock options which do not so qualify).

     Administration. The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Compensation Committee has the authority and discretion to grant awards under the Plan, to interpret the provisions of the Plan and the award agreements made thereunder and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan.

     Maximum Shares to be Issued. Assuming Proposal II is approved by the Company's stockholders, the number of shares of Common Stock which may be issued pursuant to the grant of awards under the Plan may not exceed 13,500,000 in the aggregate (subject to antidilution adjustments). Any shares subject to an award granted under the Plan that cease to be issuable thereunder will thereafter be available for further award grants. A maximum of 500,000 shares subject to options may be granted to any optionee during any one calendar year (subject to antidilution adjustments).

     Stock Option Grants. The Compensation Committee specifies the terms and conditions of stock options granted under the Plan including without limitation the number of shares covered by each option, the exercise price, the option period, any vesting restrictions with respect to the exercise of the option and whether each option is intended to qualify as an incentive stock option. No option under the Plan may have an option exercise period of more than ten years. Options intended to qualify as incentive stock options must have an exercise price per share of not less than the fair market value of the Common Stock on the date of grant. Furthermore, options intending to qualify as incentive stock options and granted to a person who at the time of the grant holds more than 10% of the total combined voting power of all classes of our Common Stock must have an exercise price per share of not less than 110% of the fair market value of the Common Stock on the date of grant and an option exercise period of not more than five years.

     Restrictions on Transfer. Awards under the Plan may not be transferred by a participant other than by will or by the laws of descent and distribution and may be exercised during the participant's lifetime only by the participant. Notwithstanding the foregoing, participants may, to the extent permitted by the Compensation Committee, transfer nonqualified options to members of the participant's immediate family or to charitable institutions.

     Amendment. The Board may at any time amend or terminate the Plan, provided that no such amendment may be made without the approval of our stockholders to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of a participant with respect to an outstanding award.

     Change in Control. Generally, options that are not vested and exercisable at the time of a change in control of Interliant (as defined in the Plan) will become fully vested and exercisable at such time unless, in connection with any such event, provisions have been made for (i) the continuation of the Plan and/or assumption of such options by a successor corporation or (ii) the substitution for such options of new options covering the stock of a successor corporation.

     Federal Income Tax Consequences

     An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Interliant common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value for the shares over the exercise price. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. Interliant will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Interliant common stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of Interliant or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Interliant will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.


     Grant Information

     At May 25, 2001, there were outstanding options with respect to 10,260,185 shares of the Common Stock granted pursuant to the Plan. It is not possible to determine the award grants that will be made pursuant to the Plan in the future. The table below sets forth information regarding stock option grants made under the Plan during the fiscal year ended December 31, 2000.

                                                                             Number of Shares
     Name and Current Position                   Dollar Value(1)            Underlying Options
     -------------------------                   ---------------            ------------------
All current executive officers as a group              0                           160,000

All current directors who are not executive            0                              0
officers as a group

All employees, including all current officers          0                         2,420,575
who are not executive officers, as a group

-----------------

(1) Based upon the excess of fair market value of the Common Stock on December 31, 2000 over the exercise price. The closing price of Interliant Common Stock on the Nasdaq National Market System on May 25, 2001 was $1.50 per share.

     Voting

     Proposal II must be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at the Annual Meeting. Abstentions from voting on this proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on this proposal.

     WEB Hosting Organization LLC and SOFTBANK Technology Ventures, which collectively own a majority of our outstanding Common Stock, have indicated their intent to vote in favor of this proposal at the Annual Meeting, and accordingly, the approval of this proposal is assured.

     The Board of Directors of Interliant deems the proposed amendment to the 1998 Stock Option Plan, as previously amended and restated, to increase the number of shares of Common Stock available for grant thereunder to 13,500,000 to be in the best interest of Interliant and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II.


                                  PROPOSAL III

                   APPROVAL OF ISSUANCE OF COMMON STOCK UPON
                  CONVERSION OF NOTES AND EXERCISE OF WARRANTS

     On April 16, 2001, the Company entered into a definitive agreement with Charterhouse and SOFTBANK under which they agreed to purchase, in the aggregate, 190 units ("Units"), each Unit consisting of $100,000 principal amount of 8% Convertible Subordinated Notes ("Notes") and 27,273 warrants ("Warrants") for the purchase of shares of Common Stock for a total sales price of $19.0 million. Under the definitive agreement, the Company has the right to require Charterhouse and SOFTBANK to purchase their respective share of the Units, or a portion thereof, through April 17, 2002. The Notes are convertible at the option of the holder, at any time prior to maturity, into Common Stock at a conversion price of $1.10 per share, subject to adjustment, which is equal to 90,909.09 shares of Common Stock, per $100,000 principal amount of the Notes. Interest payments will be payable on the last day of each calendar quarter by the issuance of additional Notes. The Notes mature on June 30, 2003. The Warrants have an exercise price of $1.25 per share and expire five years after issuance. The above transactions are collectively referred to herein as the "Charterhouse/SOFTBANK Transaction."

   The Board of Directors of Interliant have previously unanimously approved the Charterhouse/SOFTBANK Transaction and the issuance of (i) up to 17,272,727 shares of Common Stock upon conversion of the Notes, (ii) the appropriate number of shares of Common Stock to cover the conversion of any additional Notes issued as interest payments under the Notes, and (iii) up to 5,181,870 shares of Common Stock upon exercise of the Warrants. All shares of Common Stock described above are collectively referred to as the "Charterhouse/SOFTBANK Transaction Shares."

     WEB Hosting Organization LLC and SOFTBANK Technology Ventures, which collectively own a majority of our outstanding Common Stock, have indicated their intent to vote in favor of this proposal at the Annual Meeting and, accordingly, the approval of such proposal is assured.

   The Board of Directors of Interliant deems the approval of the Charterhouse/SOFTBANK Transaction and the issuance of the Charterhouse/SOFTBANK Transaction Shares to be in the best interest of Interliant and its stockholders and recommends that holders of the Common Stock vote FOR Proposal III.



                                   PROPOSAL IV

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm for Interliant for the fiscal year ended December 31, 2000 was Ernst & Young LLP ("E&Y"). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the stockholders, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of E&Y in prior years, as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with E&Y in these respects.

     E&Y has audited Interliant's financial statements annually since 1997. Representatives of E&Y will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

     The Board of Directors of Interliant deems the ratification of the selection of E&Y as independent accountants of the Company to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal IV.

                          Report of the Audit Committee

     In accordance with a written charter adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

     In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in written disclosures required by the Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of the non-audit related services included below is compatible with maintaining their independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

     The aggregate fees billed by our auditors (Ernst & Young LLP) for the year ended December 31, 2000 are as follows:

     Audit Fees ..................................      $380,000

     All Other Fees
          Audit-Related ..........................       457,632 (1)
          Other ..................................         5,254 (2)
                                                        --------
               Total All Other Fees ..............       462,886
                                                        --------

     Total Fees ..................................      $842,886
                                                        ========

(1) Consists of fees billed in connection with reviews of filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and fees related to assistance with due diligence on acquisitions.

     (2)  Consists of fees related to tax compliance and planning.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the audited financial statements of Interliant Inc. for accounting purposes, for the three years ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors for 2001, and the Board concurred in its recommendation.

                              MEMBERS OF THE AUDIT COMMITTEE:

                              THOMAS C. DIRCKS
                              CHARLES R. LAX
                              HOWARD DIAMOND
                              DAVID M. WALKE



                          DEADLINES FOR SUBMISSION OF
          PROXY PROPOSALS, NOMINATION OR DIRECTORS AND OTHER BUSINESS

     PROXY STATEMENT PROPOSALS. Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2002, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Secretary at the Company's principal executive offices on or prior to December 21, 2001. Alternate notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year's annual meeting.

                              By Order of the Board of Directors


                              /s/ Bruce S. Klein
                              -----------------------------
                 `            Bruce S. Klein, Secretary


Purchase, New York
June ___, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors of Interliant, Inc. ("Interliant") to assist the Interliant Board in monitoring (a) the integrity of the financial statements of Interliant and its subsidiaries (the "Company") and (b) the independence of performance of the Company's external and, if applicable, internal auditors.

     At least three members of the Audit Committee shall consist of at least three members. The Committee shall satisfy the independence and experience requirements of the National Association of Securities Dealers, Inc., subject to such qualifications and exceptions as may be permitted by such requirements. The members of the Audit Committee shall be appointed from time to time by the Interliant Board. The Interliant Board reserves the right to amend, modify or replace this Charter in its discretion.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel or independent auditor to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     The primary goals of this Charter are to specify the following:

 .    the Audit Committee's responsibility for (a) overseeing the Company's financial reporting process on behalf of the Interliant Board and report the results of its activities to the Interliant Board and (b) taking the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior;

 .    the Audit Committee's responsibility for (a) insuring its receipt from the
     Company's outside auditor of a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with such auditor with respect to any disclosed relationships or services that may impact the objectivity and the independence of the auditor and (c) taking, or recommending that the Interliant Board take, appropriate action to oversee the independence of the outside auditor; and

 .    the outside auditor's ultimate accountability, to the Interliant Board and the Audit Committee, as representatives of the shareholders of Interliant and the ultimate authority and responsibility of the Interliant Board and/or the Audit Committee to select, evaluate and, where appropriate, replace the outside auditor (or, if applicable, to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

     To the extent that any statement set forth below is inconsistent with the three principles set forth above, the three principles set forth above shall govern.

     The Audit Committee shall make regular reports to the Interliant Board. The Audit Committee shall:

     1. Receive from the Company's outside auditor a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1.

     2. Engage in dialogue with the Company's outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm.

     3. Recommend to the Interliant Board appropriate actions to ensure the independence of the Company's outside auditor.

     4. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Interliant Board for approval.

     5. Review the annual audited financial statements with management, including (a) major issues regarding accounting and auditing principles and practices and (b) the adequacy of internal controls that could significantly affect the Company's financial statements.

     6. Review analyses (when submitted to the Audit Committee) prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors (if any) or management.

     8. Appoint the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders.

     9.   Approve the fees to be paid to the independent auditor.

     10. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with such auditor, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of such auditor.

     11. Evaluate together with the Interliant Board the performance of the independent auditor, and, if so determined by the Audit Committee, recommend that the Interliant Board replace the independent auditor.

     12.  Review and appoint replacement of the internal auditor, if any.

     13. Review the significant reports to management prepared by the internal auditor, if any, and management's responses.

     14. Meet with the independent auditor prior to the year-end audit to review the planning and staffing of the audit.

     15.  Review any information submitted to the Audit Committee pursuant to
          Section 10A of the Private Securities Litigation Reform Act of 1995.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, review with management and the independent auditor the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards.

     17. Review with the independent auditor any material problems or difficulties the auditor may have encountered during an audit; review any management letter provided by the auditor and the Company's response to that letter. Such review should include:

               (a) any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information;

               (b) any changes required in the planned scope of the internal audit; and

               (c) the responsibilities, budget and staffing of the internal audit function, if any.

     18. Prepare the report when and as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     19. Meet at least annually with Interliant's chief financial officer, the internal auditor (if any) and the independent auditor in separate executive sessions.

     20. Review the interim financial statements with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q and discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditor under auditing standards generally accepted in the United States. The chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan to or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. Management of the Company is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those financial statements. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

     The Audit Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.

                                   APPENDIX B

                                INTERLIANT, INC.
                             1998 STOCK OPTION PLAN
                     AMENDED AND RESTATED AS OF JUNE 6, 2000

                                    ARTICLE I

                                     PURPOSE
                                     -------

          This Interliant, Inc. 1998 Stock Option Plan is intended to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected officers, employees and consultants of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire and retain a proprietary interest in the Company by ownership of its stock.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the Company's Common Stock, par value $.01 per share.

          (d) "Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time. The full Board shall also have the authority to exercise the powers and duties of the Committee under the Plan.

          (e)  "Company" means Interliant, Inc., a Delaware corporation.

          (f) "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

          (g) "Eligible Person" means any person who is an officer, director, employee or consultant of the Company or any Subsidiary.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" of the Common Stock as of any date means the average of the closing prices of the sales of Common Stock on all securities exchanges on which the Common Stock is listed or, if on any day the Common Stock is not so listed, the sales price of the Common Stock as reported on the Nasdaq National Market as of 4:00 P.M. New York Time, on such day or, if the Common Stock is not reported on the Nasdaq National Market, the average of the representative bid and asked prices quoted over a period of 21 trading days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted on the Nasdaq National Market, Fair Market Value will be determined in good faith by the Committee in whatever manner it considers appropriate. Fair Market Value will be determined without regard to any restriction on transferability of the Common Stock other than any such restriction which by its terms will never lapse.

          (j) "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

          (k) "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

          (l) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

          (m) "Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.

          (n) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.

          (o)  "Plan" means this Interliant, Inc. 1998 Stock Option Plan.

          (p) "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

          (q) "Subsidiary" means a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code.

          (r) "Ten-Percent Owner" means an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.

                                   ARTICLE III

                                   ELIGIBILITY
                                   -----------

          All Eligible Persons are eligible to receive a grant of an Option under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option.

                                   ARTICLE IV

                                 ADMINISTRATION
                                 --------------

          4.1   Committee Members.  The Plan shall be administered by a
                -----------------
Committee comprised of no fewer than two persons selected by the Board, or by the full Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under Section 162(m) of the Code.

          4.2   Committee Authority.  Subject to the express provisions of the
                -------------------
Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period. Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.

          4.3    Delegation of Authority. The Committee shall have the right
                 -----------------------
from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Options awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Options awarded to any member of the Board or any Optionee who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or section 162(m) of the Code.

          4.4  Grants to Non-Employee Directors.  Awards of Options to non-
               ---------------------------------
employee directors under the Plan shall be approved by the Board. With respect to awards to such directors, powers and authorities vested in the Committee under the Plan shall be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

                                    ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN
                         -------------------------------

          5.1   Number of Shares.  Subject to adjustment pursuant to the
                ----------------
provisions of Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 8,500,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason (including, without limitation, the cancellation of an Option pursuant to Section 6.6 hereof) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

          5.2   Antidilution.  In the event of a reorganization,
                ------------
recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, cash, other shares of stock, or any of the consideration, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may (i) change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate or (ii) provide for an appropriate and proportionate cash settlement or distribution. In no event may any such change be made to an Incentive Stock Option which would constitute a "modification" within the meaning of Section 424(h)(3) of the Code without the written consent of the Optionee adversely affected thereby.

                                   ARTICLE VI

                                     OPTIONS
                                    -------

          6.1   Grant of Option.  An Option may be granted to any Eligible
                ---------------
Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option, provided that Incentive Stock Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary for purposes of Section 422 of the Code. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

          6.2   Option Price.  The Option Price shall be determined by the
                ------------
Committee; provided, however, that, in the case of an Incentive Stock Option,
           --------  -------
the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the trading date immediately preceding the Date of Grant.

          6.3   Vesting; Term of Option.  Unless otherwise specified by the
                -----------------------
Committee in the Stock Option Agreement for an Optionee, an Option shall vest and become exercisable in cumulative annual installments, each of which shall relate to one-fourth of the number of shares of Common Stock originally covered thereby (as may be adjusted in accordance with Section 5.2 hereof), on the first, second, third and fourth anniversaries of the Date of Grant, respectively, provided that the Optionee remains an Eligible Person on each such anniversary. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the exercisability of any Option at any time, and an Option may become vested and exercisable in accordance with the provisions of Articles VIII and IX hereof. Subject to Article VIII hereof, the period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in the Stock Option Agreement for an Optionee.

          6.4   Option Exercise; Withholding.  An Option may be exercised in
                ----------------------------
whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in Common Stock owned by the Optionee for more than six months on the date of exercise, valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise, (iii) at the discretion of the Committee, by delivery of a notice that the optionee has placed a market sell order (or similar instructions) with a broker with respect to shares of Common Stock then issuable upon exercise of the option and that the broker has been directed to pay sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Price (conditioned upon the payment of such net proceeds), or (iv) at the discretion of the Committee, by a combination of the methods described above. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company, in a manner consistent with the foregoing, the full amount of all federal and state withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

          6.5   Limited Transferability of Option.  All Options shall be
                ---------------------------------
nontransferable except upon the Optionee's death, by the Optionee's will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Option shall be exercisable only by him, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by his guardian or legal representative.

          6.6   Cancellation, Substitution and Amendment of Options.  The
                ---------------------------------------------------
Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options.

          6.7  Maximum Limit.  Notwithstanding anything elsewhere in the Plan to
               --------------
the contrary, the maximum number of shares of Common Stock that may be subject to

Options granted to any Optionee during any one calendar year shall be 500,000 shares, subject to adjustment as provided in Section 5.2 hereof.

                                   ARTICLE VII

                            ADDITIONAL RULES FOR ISOs
                            -------------------------

          7.1   Ten-Percent Owners.  Notwithstanding any other provisions of
                ------------------
this Plan to the contrary, in the case of an Incentive Stock Option granted to a Ten-Percent Owner, (i) the period during which any such Incentive Stock Option may be exercised shall not be greater than five years from the Date of Grant and
(ii) the Option Price of such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

          7.2   Annual Limits.  No Incentive Stock Option shall be granted to
                -------------
an Optionee as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

          7.3   Disqualifying Dispositions.  If shares of Common Stock
                --------------------------
acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or within one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, within 10 days after such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

          7.4   Other Terms and Conditions.  Any Incentive Stock Option
                --------------------------
granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE VIII

                             TERMINATION OF SERVICE
                             ----------------------

          8.1   Death. Unless otherwise specified by the Committee in the
                -----
Stock Option Agreement for an Optionee, if an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.5 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of death immediately vested and exercisable.

          8.2   Disability.  Unless otherwise specified by the Committee in
                ----------
the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise an Option to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of termination of employment or other service due to disability immediately vested and exercisable.

          8.3   Termination for Cause. Unless otherwise specified by the
                ---------------------
Committee in the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for cause, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Section 8.3, termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

          8.4   Other Termination of Service.  Unless otherwise specified by
                ----------------------------
the Committee in the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, during the period ending 90 days after such termination (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been exercised. For purposes of this Section 8.4, an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).

                                   ARTICLE IX

                                CHANGE IN CONTROL
                                -----------------

          9.1   Change in Control.  Upon a "change in control" of the Company
                -----------------
(as defined below), each outstanding Option, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement under Section 6.3 hereof; provided, however, that
                                                         --------  -------
no such vesting shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In the event of any such continuation, assumption or substitution, the Plan and/or such Options shall continue in the manner and under the terms so provided.

          9.2   Definition.  For purposes of Section 9.1 hereof, a "change in
                ----------
control" of the Company shall mean:

          (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

          (ii) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

          (iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

          (iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

          (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

                                    ARTICLE X

                               STOCK CERTIFICATES
                               ------------------

          10.1   Issuance of Certificates.  Subject to Section 10.2 hereof,
                 ------------------------
the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the
Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

          10.2   Conditions.  The Company shall not be required to issue or
                 ----------
deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

          (i) the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

          (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

          (iii) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

          (iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

          (v) if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

          10.3   Legends.  The Company reserves the right to legend any
                 -------
certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                   ARTICLE XI

                   EFFECTIVE DATE, TERMINATION AND AMENDMENT
                   -----------------------------------------

          11.1   Effective Date.  The Plan shall become effective upon its
                 --------------
adoption by the Board and its approval by the stockholders of the Company.

          11.2   Termination.  The Plan shall terminate on the date immediately
                 -----------
preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

          11.3   Amendment.  The Board may at any time and from time to time
                 ---------
and in any respect, amend or modify the Plan. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Sections 422 or 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

          12.1   Employment or other Service.  Nothing in the Plan, in the
                 ---------------------------
grant of any Option or in any Stock Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise provides services to the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in a Stock Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

          12.2   Rights as Shareholder.  An Optionee or the permitted
                 ---------------------
transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

          12.3   Other Compensation and Benefit Plans.  The adoption of the
                 ------------------------------------
Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

          12.4   Plan Binding on Successors.  The Plan shall be binding upon
                 --------------------------
the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

          12.5   Construction and Interpretation.  Whenever used herein, nouns
                 -------------------------------
in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

          12.6   Severability.  If any provision of the Plan or any Stock
                 ------------
Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

          12.7   Governing Law.  The validity and construction of this Plan
                 -------------
and of the Stock Option Agreements shall be governed by the laws of the State of Delaware.



                                INTERLIANT, INC.

                                INTERLIANT, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  July 17, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF

                                INTERLIANT, INC.

     The undersigned hereby appoints Bruce Graham and Bruce S. Klein as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Interliant, Inc. standing in the name of the undersigned with all powers to which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held July 17, 2001 or any adjournment thereof.

     (Continued, and to be marked, dated and signed, on the other side)

                            YOUR VOTE IS IMPORTANT!
                                   PLEASE VOTE

                              Fold and Detach Here
--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                 Please mark
                                                             [X] your votes as
                                                                 indicated in
                                                                 this example

The Board of Directors recommends
a vote FOR Items 1, 2, 3 and 4.

                                  FOR              WITHHELD
                                                   FOR ALL
ITEM 1-ELECTION OF DIRECTORS      [_]                 [_]
 NOMINEES:

Leonard J. Fassler, Bradley A. Feld, Bruce Graham, Howard Diamond, Thomas C. Dircks, Charlie Feld, Jay M. Gates, Merril M. Halpern, Charles R. Lax, Stephen
W. Maggs, Patricia A. M. Riley, David Walke.

WITHHELD FOR: (Write that nominee's name in the space provided below.)

------------------------------------------------

                                                  FOR   AGAINST   ABSTAIN

ITEM 2-AMENDMENT TO 1998 STOCK OPTION PLAN        [_]     [_]       [_]


ITEM 3-APPROVAL OF COMMON STOCK ISSUANCE UPON
     CONVERSION OF CHARTERHOUSE AND SOFTBANK
     UNITS                                        [_]     [_]       [_]


ITEM 4-RATIFICATION OF ERNST & YOUNG LLP AS
     INDEPENDENT AUDITORS FOR THE COMPANY         [_]     [_]       [_]


Signature                                                    Date:
          ----------------------  --------------------------      ------------
                                  Signature (if held jointly)

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.